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                                                                   EXHIBIT 10.37

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                            ASSET PURCHASE AGREEMENT


                                     among:


                          PRESCIENT TECHNOLOGIES, INC.,
                             a Delaware corporation;



                          STONE & WEBSTER, INCORPORATED
                             A Delaware corporation



                                       and



                            SPATIAL TECHNOLOGY INC.,
                             a Delaware corporation


                          ----------------------------

                            Dated as of June 28, 2000

                          ----------------------------



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                                TABLE OF CONTENTS

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1.       SALE OF ASSETS; RELATED TRANSACTIONS.....................................................................1

1.1      SALE OF ASSETS...........................................................................................1

         1.1      Purchase Price..................................................................................2

         1.2      Sales Taxes.....................................................................................4

         1.3      Closing.........................................................................................4

2.       REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER AND THE SELLER.........................................5

         2.1      Due Organization; No Subsidiaries; Etc..........................................................5

         2.2      Certificate of Incorporation and Bylaws; Records................................................5

         2.3      Capitalization..................................................................................6

         2.4      Financial Statements............................................................................6

         2.5      Absence of Changes..............................................................................6

         2.6      Title To Assets.................................................................................6

         2.7      Bank Accounts...................................................................................6

         2.8      Receivables.....................................................................................7

         2.9      Customers; Distributors.........................................................................7

         2.10     Equipment, Etc..................................................................................7

         2.11     Real Property...................................................................................8

         2.12     Proprietary Assets..............................................................................8

         2.13     Contracts.......................................................................................9

         2.14     Liabilities; Major Suppliers....................................................................9

         2.15     Compliance with Legal Requirements.............................................................10

         2.16     Tax Matters....................................................................................11

         2.17     Employees......................................................................................11

         2.18     Benefit Plans; ERISA...........................................................................11

         2.19     Environmental Matters..........................................................................11

         2.20     Performance Of Services........................................................................11

         2.21     Insurance......................................................................................11

         2.22     Related Party Transactions.....................................................................11

         2.23     Proceedings; Orders............................................................................11

         2.24     Authority; Binding Nature Of Agreements........................................................12

         2.25     Non-Contravention; Consents....................................................................12
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                                TABLE OF CONTENTS
                                   (CONTINUED)
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         2.26     Brokers........................................................................................12

         2.27     The Stockholder................................................................................12

         2.28     Full Disclosure................................................................................13

3.       REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.........................................................13

         3.1      Authority; Binding Nature Of Agreements........................................................13

         3.2      Brokers........................................................................................13

4.       COVENANTS...............................................................................................13

4.1      ACCESS AND INVESTIGATION................................................................................13

4.2      OPERATION OF BUSINESS...................................................................................14

         4.2      Filings and Consents...........................................................................15

4.4      NOTIFICATION; UPDATES TO DISCLOSURE SCHEDULE............................................................15

4.5      NONSOLICITATION.........................................................................................16

4.6      BEST EFFORTS............................................................................................16

4.6      COURT APPROVAL..........................................................................................16

4.8      CONFIDENTIALITY.........................................................................................16

         4.3      Operations Following Closing...................................................................16

         4.4      Further Actions................................................................................16

         4.5      Publicity......................................................................................17

         4.6      Change of Name.................................................................................17

         4.7      Use of Premises................................................................................17

         4.8      Restrictions on Transfer.......................................................................17

4.15     REGISTRATION RIGHTS.....................................................................................18

5.       CONDITIONS TO CLOSING...................................................................................19

5.1      CONDITIONS APPLICABLE TO ALL PARTIES....................................................................19

5.2      ADDITIONAL CONDITION APPLICABLE TO THE PURCHASER'S OBLIGATIONS..........................................19

5.3      ADDITIONAL CONDITION APPLICABLE TO STOCKHOLDER'S AND SELLER'S OBLIGATIONS...............................20

6.       INDEMNIFICATION, ETC....................................................................................20

         6.1      Survival Of Representations And Covenants......................................................20

         6.2      Indemnification By The Seller..................................................................21

         6.3      Indemnification By Purchaser...................................................................22
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                                TABLE OF CONTENTS
                                   (CONTINUED)

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         6.4      Setoff.........................................................................................23

         6.5      Nonexclusivity Of Indemnification Remedies.....................................................23

         6.6      Limitations....................................................................................23

         6.7      Escrow.........................................................................................23

         6.8      Defense Of Third Party Claims..................................................................24

         6.9      Exercise Of Remedies By Indemnitees Other Than Purchaser.......................................25

7.       SECURITIES LAWS COMPLIANCE..............................................................................25

         7.1      Investigation..................................................................................25

         7.2      Accredited Investor............................................................................25

         7.3      Purchase Entirely for Own Account..............................................................25

         7.4      Restricted Securities..........................................................................25

8.       MISCELLANEOUS PROVISIONS................................................................................25

         8.1      Further Assurances.............................................................................25

         8.2      Fees and Expenses..............................................................................26

         8.3      Attorneys' Fees................................................................................26

         8.4      Notices........................................................................................26

         8.5      Time Of The Essence............................................................................27

         8.6      Headings.......................................................................................27

         8.7      Counterparts...................................................................................27

         8.8      Governing Law; Venue...........................................................................28

         8.9      Successors And Assigns; Parties In Interest....................................................28

         8.10     Remedies Cumulative; Specific Performance......................................................29

         8.11     Waiver.........................................................................................29

         8.12     Amendments.....................................................................................29

         8.13     Severability...................................................................................29

         8.14     Entire Agreement...............................................................................30

         8.15     Knowledge......................................................................................30

         8.16     Construction...................................................................................30

         8.17     Court Approval.................................................................................30
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                                TABLE OF CONTENTS
                                   (CONTINUED)

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Exhibits

Exhibit A         -        Certain Definitions

Exhibit B         -        Form of Escrow Agreement

Exhibit C         -        Form of Assumption Agreement

Exhibit D         -        Forms of Purchaser Noncompetition Agreements

Exhibit E         -        Excluded Assets
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                            ASSET PURCHASE AGREEMENT

                  THIS ASSET PURCHASE AGREEMENT (the "AGREEMENT") is entered into as of June 28, 2000, by and among PRESCIENT TECHNOLOGIES, INC. a Delaware corporation (the "SELLER"), STONE & WEBSTER, INCORPORATED, a Delaware corporation (the "STOCKHOLDER"), and SPATIAL TECHNOLOGY INC., a Delaware corporation (the "PURCHASER"). Certain capitalized terms used in this Agreement are defined in Exhibit A.

                                    RECITALS

         A. The Stockholder is the sole shareholder of the Seller.

         B. The Purchaser and the Seller wish to provide for the sale of substantially all of the assets and certain of the liabilities of the Seller to the Purchaser on the terms set forth in this Agreement.

                                    AGREEMENT

         The parties to this Agreement, intending to be legally bound, agree as follows:

1.       SALE OF ASSETS; RELATED TRANSACTIONS.

         1.1 SALE OF ASSETS. The Stockholder and the Seller shall cause to be sold, assigned, transferred, conveyed and delivered to the Purchaser, at the Closing (as defined below), good and valid title to the Assets (as defined below), free of any Encumbrances, on the terms and subject to the conditions set forth in this Agreement. For purposes of this Agreement, "ASSETS" shall mean and include: (a) all of the properties, rights, interests and other tangible and intangible assets of the Seller (wherever located and whether or not required to be reflected on a balance sheet prepared in accordance with GAAP), including any assets acquired by the Seller during the Pre-Closing Period; and (b) any other assets that are owned by the Stockholder or any other Related Party and that are needed for the conduct of, or are useful in connection with, the business of the Seller and which are specifically identified prior to Closing; provided, however, that the Assets shall not include any Excluded Assets. Without limiting the generality of the foregoing, the Assets shall include:

                           (a) all accounts receivable, notes receivable and other receivables of the Seller identified in Part 2.8 of the Disclosure Schedule;

                           (b) all inventories and work-in-progress of the Seller, and all rights to collect from customers (and to retain) all fees and other amounts payable, or that may become payable, to the Seller with respect to products sold and/or services performed by or on behalf of the Seller on or prior to the Closing Date;

                           (c) all equipment, materials, prototypes, tools, supplies and other tangible assets of the Seller identified in Part
         2.10 of the Disclosure Schedule;

                           (d) all advertising and promotional materials possessed by the Seller;


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                           (e) all Proprietary Assets and goodwill of the Seller
         (including the right to use the names "Prescient Technologies, Inc.," "DesignQA," "GeometryQA," "DriveQA," "CertifyQA," "AuditQA," and "MyQualityQA" and any and all variations thereof, and the Proprietary Assets identified in Part 2.12 of the Disclosure Schedule);

                           (f) all rights of the Seller under the Contracts identified in Part 2.13 of the Disclosure Schedule);

                           (g) all Governmental Authorizations held by the Seller;

                           (h) all claims (including claims for past infringement of Proprietary Assets) and causes of action of the Seller against other Persons (regardless of whether or not such claims and causes of action have been asserted by the Seller), and all rights of indemnity, warranty rights, rights of contribution, rights to refunds, rights of reimbursement and other rights of recovery possessed by the Seller (regardless of whether such rights are currently exercisable); and

                           (i) all books, records, files and data of the Seller.

         1.1      PURCHASE PRICE.

                  (A) The total potential consideration for the sale of the Assets to the Purchaser shall be 350,000 shares of restricted common stock of the Purchaser (the "COMMON STOCK") subject in part to the conditions set forth below plus One Hundred Thousand Dollars ($100,000) payable as follows:

                      (I) at the Closing (as defined below), the Purchaser shall transfer to the Seller 300,000 shares of its Common Stock;

                      (II) at the Closing, the Purchaser shall deposit 50,000 shares of Common Stock (the "ESCROW FUND") in an escrow account (the "ESCROW ACCOUNT") to be established as of the Closing Date (as defined below) pursuant to an Escrow Agreement among the Seller, the Stockholder, the Purchaser and Norwest Bank Colorado, N.A. (the "ESCROW AGENT"), substantially in the form of Exhibit B (the "ESCROW AGREEMENT");

                      (III) at the Closing, Purchaser shall transfer to Seller's designated bank account by wire transfer of immediately available funds the amount of $100,000, provided, however, this payment shall only be payable in the event that the obligations under the Northrop Grumman Corporation Purchase Order (No. 114-D20097 AZ) dated May 4, 2000, remain in effect as of the Closing Date and no shipment of product has been made under that agreement; and

                      (IV) at the Closing, the Purchaser shall assume the Assumed Liabilities by delivering to the Seller an Assumption Agreement in substantially the form of Exhibit C (the "ASSUMPTION AGREEMENT");



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                  (B) The Escrow Fund shall be retained by the Escrow Agent for not more than twelve (12) months following the Closing Date and shall be repaid as follows:

                      (i) For a period of six months following the Closing Date, the Escrow Fund shall be retained by the Escrow Agent to secure the indemnity obligations of the Seller as set forth in Section 6 below.

                      (ii) Beginning six months after the Closing Date, if a commercial agreement is or has been reached between the Purchaser and General Motors Corporation ("GM") regarding the purchase by GM of products comprising Assets in an amount not less than $250,000, the Escrow Fund (less any amount previously released to Purchaser in accordance with the terms of the Escrow Agreement and any amount retained to honor any pending Claims (as defined in the Escrow Agreement) shall be released to Seller.

                      (iii) If the criteria set forth in clause (ii) above have not been met, then on the date that is twelve months after the Closing Date, the entire remaining Escrow Fund shall be returned to the Seller.

                  (C) For purposes of this Agreement "ASSUMED LIABILITIES" shall mean only the obligations of the Seller under those contracts identified in Part
2.13 of the Disclosure Schedule, but only to the extent such obligations (A) do not arise from or relate to any Breach by the Seller of any provision of any of such Contracts, (B) do not arise from or relate to any event, circumstance or condition occurring or existing on or prior to the Closing Date that, with notice or lapse of time, would constitute or result in a Breach of any of such Contracts, and (C) are ascertainable (in nature and amount) solely by reference to the express terms of such Contracts;

provided, however, that notwithstanding the foregoing, and notwithstanding anything to the contrary contained in this Agreement, the "Assumed Liabilities" shall not include, and the Purchaser shall not be required to assume or to perform or discharge:

                      (1) any Liability of the Stockholder or any other Person, except for the Seller;

                      (2) any Liability of the Seller or the Stockholder arising out of or relating to the execution, delivery or performance of any of the Transactional Agreements, including any liabilities of the type referred to in Section 9.2 hereof;

                      (3) any Liability of the Seller or the Stockholder arising from or relating to any action taken by the Seller or the Stockholder, or any failure on the part of the Seller to take any action, at any time after the Closing Date;

                      (4) any Liability of the Seller or the Stockholder arising from or relating to (x) any services performed by the Seller for any customer, or (y) any claim or Proceeding against the Seller or the Stockholder;

                      (5) any Liability of the Seller or the Stockholder for the payment of any Tax;


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                      (6) any Liability of the Seller to any employee or
         former employee of the Seller under or with respect to any employment agreement, Employee Benefit Plan, profit sharing plan or medical or dental plan or for severance pay;

                      (7) any Liability of the Seller to the Stockholder or any other Related Party;

                      (8) any Liability under any Contract, if the Seller shall not have obtained, prior to the Closing Date, any Consent required to be obtained from any Person with respect to the assignment or delegation to the Purchaser of any rights or obligations under such Contract;

                      (9) any Liability that is inconsistent with or constitutes an inaccuracy in, or that arises or exists by virtue of any Breach of, (x) any representation or warranty made by the Seller or the Stockholder in any of the Transactional Agreements, or (y) any covenant or obligation of the Seller or the Stockholder contained in any of the Transactional Agreements;

                      (10) any liability of the Seller or Stockholder to the Parthenon Group described in Part 2.26 of the Disclosure Schedule; or

                      (11) any other Liability that is not referred to specifically as an Assumed Liability in this Section 1.2(b).

The Seller and the Stockholder acknowledge that, on May 1, 2000, in partial consideration for the transactions contemplated by this Agreement and the continued use by the Purchaser of Seller's office space located at the 8th Floor of 245 Summer Street, Boston, Massachusetts referred to in Section 4.7 hereof, the Purchaser hired substantially all of the employees of the Seller. Seller and Stockholder hereby expressly release any and all actions or claims either may have against Purchaser with regard to the hiring of such employees and the occupation of the office space at no cost to the Purchaser.

         1.2 SALES TAXES. The Seller shall bear and pay, and shall reimburse the Purchaser and the Purchaser's affiliates for, any sales taxes, use taxes, transfer taxes, documentary charges, recording fees or similar taxes, charges, fees or expenses that may become payable in connection with the sale of the Assets to the Purchaser or in connection with any of the other Transactions.

         1.3 CLOSING.

             (A) The closing of the sale of the Assets to the Purchaser (the "CLOSING") shall take place at the offices of Cooley Godward LLP in Boulder, CO, at 10:00 a.m. local time on or before June 26, 2000, provided all of the conditions set forth in Section 5 have been satisfied or waived by the party entitled to bring such waiver. The date upon which the Closing occurs is referred to as the "CLOSING DATE." In the event that the Closing has not occurred as of June 26, 2000, this agreement shall be void and of no further effect.


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             (B) At the Closing:

                 (I) the Seller shall execute and deliver to the Purchaser such bills of sale, endorsements, assignments and other documents as may (in the reasonable judgment of the Purchaser or its counsel) be necessary or appropriate to assign, convey, transfer and deliver to the Purchaser good and valid title to the Assets free of any Encumbrances;

                 (II) the Purchaser shall transfer to the Seller any consideration called for by Section 1.2(a)(i) through (a)(iv);

                 (III) the parties hereto shall execute and deliver the Escrow Agreement, and the Purchaser shall deposit the consideration in the Escrow Account as contemplated by Section 1.2(a)(ii); and

                 (IV) the Purchaser shall execute and deliver to the Seller the Assumption Agreement.

2.       REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER AND THE SELLER.

                  The Stockholder and the Seller, jointly and severally, represent and warrant, to and for the benefit of the Indemnitees, as follows:

         2.1 DUE ORGANIZATION; NO SUBSIDIARIES; ETC. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Seller does not have any subsidiaries, and does not own, beneficially or otherwise, any shares or other securities of, or any direct or indirect interest of any nature in, any other Entity. The Seller has never conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than "Prescient Technologies, Inc." or "Stone and Webster Advanced Systems Development Services, Inc."

         2.2 CERTIFICATE OF INCORPORATION AND BYLAWS; RECORDS. The Seller has delivered to (or made available for inspection by) the Purchaser accurate and complete copies of: (i) the certificate of incorporation and bylaws of the Seller, including all amendments thereto; (ii) the stock records of the Seller; and (iii) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the Stockholder of the Seller, the board of directors of the Seller and all committees of the board of directors of the Seller. There have been no meetings or other proceedings of the Stockholder of the Seller, the board of directors of the Seller or any committee of the board of directors of the Seller that are not fully reflected in such minutes or other records. The books of account, stock records, minute books and other records of the Seller are accurate, up-to-date and complete, and have been maintained in accordance with sound and prudent business practices. All of the records of the Seller are in the actual possession and direct control of the Seller.

         2.3 CAPITALIZATION. The Stockholder is the sole stockholder of the Seller. Other than as set forth in Part 2.3 of the Disclosure Schedule, there is no: (a) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Seller; (b) outstanding security, instrument or obligation



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that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Seller; or (c) any agreement or understanding pursuant to which the Seller is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities. No person other than the Stockholder has any right to vote with respect to the sale of the Assets to the Purchaser or any of the other Transactions.

         2.4 FINANCIAL STATEMENTS. The Seller has delivered to the Purchaser the following financial statements (collectively, the "FINANCIAL STATEMENTS"): (a) the unaudited balance sheets of the Seller as of December 31, 1999, December 31, 1998 and December 31, 1997, and the related statements of income and retained earnings and cash flows for the years then ended; and (b) the unaudited balance sheet of the Seller as of March 31, 2000 (the "UNAUDITED INTERIM BALANCE SHEET"), and the related statements of income and retained earnings and cash flows for the nine months then ended. The Financial Statements are accurate and complete in all respects, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except that the financial statements referred to in clause (b) of this Section 2.4 do not have notes) and present fairly the financial position of the Seller as of the respective dates thereof and the results of operations and cash flows of the Seller for the periods covered thereby.

         2.5 ABSENCE OF CHANGES. Except as set forth in Part 2.5 of the Disclosure Schedule, since the date of the Unaudited Interim Balance Sheet: (a) there has not been any material adverse change in, and no event has occurred that might have a material adverse effect on, the business, condition, assets, liabilities, operations, financial performance, net income or prospects of Seller; (b) there has not been any material loss, damage or destruction to, or any interruption in the use of, any of the assets of Seller; (c) Seller has not made any capital expenditure, purchased or otherwise acquired, sold or otherwise transferred, or leased or licensed, any asset to any other Person; (d) Seller has not entered into any transaction or taken any other action outside the Ordinary Course of Business; and (e) Seller has not agreed, committed or offered (in writing or otherwise) to take any of the actions referred to in clauses "(c)" and "(d)" above.

         2.6 TITLE TO ASSETS. The Seller owns, and has good and valid title to, all of the all Assets. Except as set forth in Part 2.6 of the Disclosure Schedule, all of such Assets are owned by the Seller free and clear of any Encumbrances. Part 2.6 of the Disclosure Schedule identifies all of the assets that are being leased or licensed to the Seller. Except as set forth in Section
2.6 of the Disclosure Schedule, the Assets will collectively constitute, as of the Closing Date, all of the properties, rights, interests and other tangible and intangible assets necessary to enable the Seller to conduct its business in the manner in which such business is currently being conducted and in the manner in which such business is proposed to be conducted.

         2.7 BANK ACCOUNTS. Part 2.7 of the Disclosure Schedule accurately sets forth, with respect to each account maintained by or for the benefit of the Seller at any bank or other financial institution: (a) the name and location of the institution at which such account is maintained; (b) the name in which such account is maintained and the account number of such account; (c) a description of such account and the purpose for which such account is used; (d) the current balance in such account; and (e) the names of all individuals authorized to draw on or


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


make withdrawals from such account. There are no safe deposit boxes or similar arrangements maintained by or for the benefit of the Seller.

         2.8 RECEIVABLES. Part 2.8 of the Disclosure Schedule provides an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of the Seller as of the Closing Date. Except as set forth in Part 2.8 of the Disclosure Schedule, all existing accounts receivable of the Seller (including those accounts receivable reflected on the Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since March 31, 2000 and have not yet been collected): (i) represent valid obligations of customers of the Seller arising from bona fide transactions entered into in the Ordinary Course of Business; and
(ii) are current and will be collected in full (without any counterclaim or setoff) on or before June 30, 2000 (net of an allowance for uncollectible accounts in an aggregate amount not to exceed $25,000).

         2.9 CUSTOMERS; DISTRIBUTORS. Part 2.9 of the Disclosure Schedule accurately identifies, and provides an accurate and complete breakdown of the revenues received from, each customer or other Person that (together which such customer's or other Person's affiliates) accounted for (i) more than $75,000 of the gross revenues of the Seller in 1999, 1998, or 1997, or (ii) more than $25,000 of the gross revenues of the Seller in the first three months of 2000. Neither the Seller nor the Stockholder has received any notice or other communication (in writing or otherwise), and neither the Seller nor the Stockholder has received any other information, indicating that any customer or other Person identified or required to be identified in Part 2.9 of the Disclosure Schedule may cease dealing with the Seller or may otherwise reduce the volume of business transacted by such Person with the Seller below historical levels. Neither the Seller nor the Stockholder has received any notice or other communication (in writing or otherwise), or has received any other information, indicating that any distributor of any of the Seller's products may cease acting as a distributor of such products or otherwise dealing with the Seller.

         2.10 EQUIPMENT, ETC. Part 2.10 of the Disclosure Schedule accurately identifies all equipment, materials, prototypes, tools, supplies and other tangible assets owned by the Seller, and accurately sets forth the date of acquisition, original cost and book value of each of said assets. Part 2.10 of the Disclosure Schedule also accurately identifies all tangible assets leased to the Seller. Each asset identified or required to be identified in Part 2.10 of the Disclosure Schedule: (i) is structurally sound, free of defects and deficiencies and in good condition and repair (ordinary wear and tear excepted);
(ii) complies in all respects with, and is being operated and otherwise used in full compliance with, all applicable Legal Requirements; and (iii) is adequate and appropriate for the uses to which it is being put. The assets identified in
Part 2.10 of the Disclosure Schedule are adequate for the conduct of the business of the Seller in the manner in which such business is currently being conducted and in the manner in which such business is proposed to be conducted.

         2.11 REAL PROPERTY. The Seller does not own any real property or any interest in real property, except for the leaseholds created under the real property leases identified in Part 2.11 of the Disclosure Schedule.



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         2.12 PROPRIETARY ASSETS.

              (A) Part 2.12(a)(1) of the Disclosure Schedule identifies and provides a brief description of all Proprietary Assets owned by the Seller. Part 2.12(a)(2) of the Disclosure Schedule identifies and provides a brief description of each Proprietary Asset that is owned by any other Person and that is licensed to or used by the Seller (except for any Proprietary Asset that is licensed to the Seller under any third party software license that (1) is generally available to the public, and (2) imposes no future monetary obligation on the Seller) and identifies the license agreement or other agreement under which such Proprietary Asset is being licensed to or used by the Seller. The Seller has good and valid title to all of the Proprietary Assets identified in
Part 2.12(a)(1) of the Disclosure Schedule, free of any Encumbrances, and has a valid right to use and otherwise exploit, and to license others to use and otherwise exploit, all Proprietary Assets identified in Part 2.12(a)(2) of the Disclosure Schedule. Except as set forth in Part 2.12(a)(3) of the Disclosure Schedule, the Seller is not obligated to make any payment to any Person for the use or other exploitation of any Proprietary Asset. Except as set forth in Part 2.12(a)(4) of the Disclosure Schedule, the Seller is free to use, modify, copy, distribute, sell, license or otherwise exploit each of the Seller Proprietary Assets on an exclusive basis (other than Proprietary Assets consisting of software licensed to the Seller under third party licenses generally available to the public, with respect to which the Seller's rights are not exclusive).

              (B) The Seller has taken all reasonable measures and precautions necessary to protect and maintain the confidentiality and secrecy of all Seller Proprietary Assets (except Seller Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all Seller Proprietary Assets. The Seller has not disclosed or delivered or permitted to be disclosed or delivered to any Person, and no Person (other than the Seller) has access to or has any rights with respect to, the source code, or any portion or aspect of the source code, of any Seller Proprietary Asset.

              (C) All patents, trademarks, service marks and copyrights that are registered with any Governmental Body and held by the Seller are valid and subsisting. None of the Seller Proprietary Assets infringes or conflicts with any Proprietary Asset owned or used by any other Person. The Seller is not infringing, misappropriating or making any unlawful use of, and the Seller has not at any time infringed, misappropriated or made any unlawful use of, or received any notice or other communication of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person. To the best of the knowledge of the Seller and the Stockholder, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Seller Proprietary Asset.

              (D) The Proprietary Assets constitute all the Proprietary Assets necessary to enable the Seller to conduct its business in the manner in which such business is being conducted and in the manner in which such business is proposed to be conducted. The Seller has not licensed any of the Seller Proprietary Assets to any Person on an exclusive basis. The Seller has not entered into any covenant not to compete or Contract limiting its ability to exploit fully any of the Seller Proprietary Assets or to transact business in any market or geographical area or with any Person. The Seller has, and the Purchaser will acquire at the Closing, the right to use the name "PRESCIENT TECHNOLOGIES, INC." and variations thereof, and all the product and service names referred to in Section 1.1(e) hereof.

              (E) Except as set forth in Part 2.12(e) of the Disclosure Schedule, the Seller has not entered into and is not bound by any Contract under which any Person has the right to distribute or license any Proprietary Asset. The Seller has not disclosed or delivered to any Person, or permitted the disclosure or delivery to any Person, of the source code, or any portion or aspect of the source code, or any proprietary information or algorithm contained in any source code, of any Proprietary Asset. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, result in the disclosure or delivery to any Person of the source code, or any portion or aspect of the source code, or any proprietary information or algorithm contained in any source code, of any Proprietary Asset.

         2.13 CONTRACTS.

              (A) Part 2.13 of the Disclosure Schedule identifies and provides an accurate and complete description of each Seller Contract being assumed by the Purchaser. The Seller has delivered to the Purchaser accurate and complete copies of all Contracts identified in Part 2.13 of the Disclosure Schedule, including all amendments thereto. Each Seller Contract is valid and in full force and effect.

              (B) Except as set forth in Part 2.13 of the Disclosure Schedule:
(i) no Person has violated or breached, or declared or committed any default under, any Seller Contract; (ii) no event has occurred, and no circumstance or condition exists, that might (with or without notice or lapse of time) (A) result in a violation or breach of any of the provisions of any Seller Contract,
(B) give any Person the right to declare a default or exercise any remedy under any Seller Contract, (C) give any Person the right to accelerate the maturity or performance of any Seller Contract, or (D) give any Person the right to cancel, terminate or modify any Seller Contract; (iii) the Seller has not received any notice or other communication (in writing or otherwise) regarding any actual, alleged, possible or potential violation or breach of, or default under, any Seller Contract; and (iv) the Seller has not waived any right under any Seller Contract.

              (C) The Contracts identified in Part 2.13 of the Disclosure Schedule collectively constitute all of the Contracts necessary to enable the Seller to conduct its business in the manner in which such business is currently being conducted and in the manner in which such business is proposed to be conducted.

         2.14 LIABILITIES; MAJOR SUPPLIERS.

              (A) Except as set forth in Part 2.14 of the Disclosure Schedule, the Seller has no Liabilities, except for: (i) liabilities identified as such in the "liabilities" columns of the Unaudited Interim Balance Sheet; (ii) accounts payable (of the type required to be reflected as current liabilities in the "liabilities" column of a balance sheet prepared in accordance with GAAP) incurred by the Seller in bona fide transactions entered into in the Ordinary Course of Business since March 31, 2000; and (iii) obligations under the Seller Contracts listed in Part 2.13 of the Disclosure Schedule, to the extent that the existence of such obligations is ascertainable solely by reference to such Seller Contracts.

              (B) Part 2.14 of the Disclosure Schedule accurately identifies, and provides an accurate and complete breakdown of the amounts paid to, each supplier or other Person that (together which such Person's affiliates) received
(i) more than $75,000 in the aggregate from the Seller in 1999, 1998 or 1997, or
(ii) more than $25,000 in the aggregate from the Seller from January 1, 2000 through May 31, 2000.

              (C) The Seller has not, at any time, (i) made a general assignment for the benefit of creditors, (ii) filed, or had filed against it, any bankruptcy petition or similar filing, (iii) suffered the attachment or other judicial seizure of all or a substantial portion of its assets, (iv) admitted in writing its inability to pay its debts as they become due, (v) been convicted of, or pleaded guilty or no contest to, any felony, or (vi) taken or been the subject of any action that may have an adverse effect on its ability to comply with or perform any of its covenants or obligations under any of the Transactional Agreements.

         2.15 COMPLIANCE WITH LEGAL REQUIREMENTS. Seller is, and has at all times been, in compliance with each Legal Requirement that is applicable to it or to the conduct of its business or the ownership or use of any of its assets. No event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) constitute or result directly or indirectly in a material violation by Seller of, or a failure on the part of Seller to comply materially with, any Legal Requirement, and Seller has not received, at any time, any notice or other communication (in writing or otherwise) from any Governmental Body or any other Person regarding any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement.

         2.16 TAX MATTERS. Each Tax required to have been paid, or claimed by any Governmental Body to be payable, by Seller has been duly paid in full on a timely basis. Any Tax required to have been withheld or collected by Seller has been duly withheld and collected; and (to the extent required) each such Tax has been paid to the appropriate Governmental Body. Except as set forth in Part 2.16 of the Disclosure Schedule, no claim or other Proceeding is pending or has been threatened against or with respect to Seller in respect of any Tax.

         2.17 EMPLOYEES. Seller does not have any employees. Seller has no, and Purchaser shall assume no, liability relating to any current or former employee of Seller. Seller and Stockholder acknowledge that on May 1, 2000 substantially all employees of the Seller were terminated by the Seller and subsequently hired by Purchaser with the consent of Seller and Stockholder.

         2.18 BENEFIT PLANS; ERISA. Seller does not operate or administer any Employee Benefit Plans. Seller has no, and Purchaser shall assume no, liability relating to any currently existing or former Employee Benefit Plan.

         2.19 ENVIRONMENTAL MATTERS. The Seller is not liable or potentially liable for any response cost or natural resource damages under Section 107(a) of CERCLA, or under any other so-called "superfund" or "superlien" law or similar Legal Requirement, at or with respect to any site. All property that is leased to, controlled by or used by the Seller, and all surface water, groundwater, soil and air associated with or adjacent to such property: (i) is in clean and healthful condition; (ii) is free of any Hazardous Material and any harmful chemical or physical conditions; and (iii) is free of any environmental contamination of any nature.

         2.20 PERFORMANCE OF SERVICES. All services that have been performed on behalf of the Seller were performed properly and in full conformity with the terms and requirements of all applicable warranties and other Contracts and with all applicable Legal Requirements. The Purchaser will not incur or otherwise become subject to any Liability arising directly or indirectly from any services performed by the Seller. There is no claim pending or being threatened against the Seller relating to any services performed by the Seller, and, to the best of the knowledge of the Stockholder and the Seller, there is no basis for the assertion of any such claim.

         2.21 INSURANCE. Seller maintains adequate insurance in accordance with industry standards.

         2.22 RELATED PARTY TRANSACTIONS. Except as set forth in Part 2.22 of the Disclosure Schedule: (a) no Related Party has any direct or indirect interest of any nature in any of the assets of the Seller; and (b) no Related Party has any interest in any Contract being assigned hereunder.

         2.23 PROCEEDINGS; ORDERS. Other than the bankruptcy proceeding described in Section 2.27, there is no pending Proceeding and no Person has threatened to commence any Proceeding that involves Seller or that otherwise relates to or might affect the business of Seller or any of the Assets (whether or not Seller is named as a party thereto) following the Closing, and no event has occurred that could reasonably be expected to give rise to or serve as a basis for the commencement of any such Proceeding. There is no order to which Seller, or any of the assets owned or used by Seller, is subject; and no Related Party is subject to any order that relates to Seller's business or to any of the assets of Seller. There is no proposed order that, if issued or otherwise put into effect, may have an adverse effect on the business, condition, assets, liabilities, operations, financial performance, net income or prospects of Seller or on the ability of Seller to effect the Transactions.

         2.24 AUTHORITY; BINDING NATURE OF AGREEMENTS. Each of the Seller and the Stockholder has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under each of the Transactional Agreements to which it is or may become a party; and the execution, delivery and performance by the Seller of the Transactional Agreements to which it is or may become a party have been duly authorized by all necessary action on the part of the Seller and its Stockholder, board of directors and officers. This Agreement constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller and the Stockholder, as applicable, in accordance with its terms. Upon the execution of each of the other Transactional Agreements at the Closing, each of such other Transactional Agreements to which the Seller is a party will constitute the legal, valid and binding obligation of the Seller and the Stockholder, as applicable, and will be enforceable against the Seller in accordance with its terms.

         2.25 NON-CONTRAVENTION; CONSENTS. Neither the execution and delivery of any of the Transactional Agreements, nor the consummation or performance of any of the Transactions, will directly or indirectly (with or without notice or lapse of time): (a) give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is to be included in the Purchased Assets; (b) give any Person the right to (i) declare a default or exercise any remedy under any Contract being assigned hereunder, (ii) accelerate the maturity or performance of any Contract being assigned hereunder, or (iii) cancel, terminate or modify any Contract being assigned hereunder; or (c) result in the imposition or creation of any Encumbrance upon any of the Purchased Assets. Except as set forth in Part 2.15 of the Disclosure Schedule, Seller is not nor will it be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution and delivery of any of the Transactional Agreements or the consummation or performance of any of the Transactions.

         2.26 BROKERS. Neither the Seller nor the Stockholder has agreed or become obligated to pay, or has taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the Transactions other than the arrangement with The Parthenon Group described in Part 2.26 of the Disclosure Schedule.

         2.27 THE STOCKHOLDER. As the Stockholder has previously disclosed publicly, the Stockholder filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code (the "CHAPTER 11 CASE"). Other than the Chapter 11 Case, (a) the Stockholder is not subject to any Order or bound by any Contract that may have an adverse effect on its ability to comply with or perform any of its covenants or obligations under any of the Transactional Agreements; (b) there is no Proceeding pending, and no Person has threatened to commence any Proceeding, that may have an adverse effect on the ability of the Stockholder to comply with or perform any of its covenants or obligations under any of the Transactional Agreements; and (c) no event has occurred, and no claim, dispute or other condition or circumstance exists, that might directly or indirectly give rise to or serve as a basis for the commencement of any such Proceeding.

         2.28 FULL DISCLOSURE. None of the Transactional Agreements contains or will contain any untrue statement of a material fact; and none of the Transactional Agreements omits or will omit to state any fact necessary to make any of the representations, warranties or other statements or information contained therein not misleading. All of the information set forth in the Disclosure Schedule, and all other information regarding the Seller and its business, condition, assets, liabilities, operations, financial performance, net income and prospects that has been furnished to the Purchaser or any of the Purchaser's Representatives by or on behalf of the Stockholder or the Seller or by any Representative of the Stockholder or of the Seller, is accurate and complete in all respects.

         3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

         The Purchaser represents and warrants, to and for the benefit of the Seller, as follows:

         3.1 AUTHORITY; BINDING NATURE OF AGREEMENTS. The Purchaser has the absolute and unrestricted right, power and authority to enter into and perform its obligations under this Agreement, and the execution and delivery of this Agreement by the Purchaser have been duly authorized by all necessary action on the part of the Purchaser and its board of directors. The Purchaser has the absolute and unrestricted right, power and authority to enter into and perform its obligations under the Escrow Agreement and the Assumption Agreement, and the execution, delivery and performance of the Escrow Agreement and the Assumption Agreement by the Purchaser have been duly authorized by all necessary action on the part of the Purchaser and its board of directors. This Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms. Upon the execution and delivery of the Escrow Agreement and the Assumption Agreement at the Closing, the Escrow Agreement and the Assumption Agreement will constitute the legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their terms.

         3.2 BROKERS. The Purchaser has not become obligated to pay, and has not taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the Transactions.

4.       COVENANTS

         4.1 ACCESS AND INVESTIGATION. The Stockholder and the Seller shall ensure that, at all times during the Pre-Closing Period: (a) the Seller and its Representatives provide the Purchaser and its Representatives with free and complete access to the Seller's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Seller and its business; (b) the Seller and its Representatives provide the Purchaser and its Representatives with such copies of existing books, records, Tax Returns, work papers and other documents and information relating to the Seller and its business as the Purchaser may request in good faith; and (c) the Seller and its Representatives compile and provide the Purchaser and its Representatives with such additional financial, operating and other data and information relating to the Seller and its business as the Purchaser may request in good faith.

         4.2 OPERATION OF BUSINESS. The Stockholder and the Seller shall ensure that, during the Pre-Closing Period:

             (A) the Seller conducts its operations in the Ordinary Course of Business and in the same manner as such operations have been conducted prior to the date of this Agreement;

             (B) the Seller (i) preserves intact its current business organization, (ii) maintains its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees, independent contractors and other Persons having material business relationships with the Seller, and (iii) promptly repairs, restores or replaces any material assets that are destroyed or damaged;

             (C) the officers of the Seller confer regularly with the Purchaser concerning operational matters and otherwise report regularly to the Purchaser concerning the status of the Seller's business, condition, assets, liabilities, operations, financial performance and prospects;

             (D) the Purchaser is notified immediately of any inquiry, proposal or offer from any Person relating to any Acquisition Transaction;

             (E) the Seller does not (i) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock or other securities, or (ii) repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

             (F) the Seller does not sell or otherwise issue any shares of capital stock or any other securities;

             (G) the Seller does not effect or become a party to any Acquisition Transaction;

             (H) the Seller does not form any subsidiary or acquire any equity interest or other interest in any other Entity;

             (I) the Seller does not make any capital expenditure, except for capital expenditures that are made in the Ordinary Course of Business and that, when added to all other capital expenditures made on behalf of the Seller during the Pre-Closing Period, do not exceed $50,000 in the aggregate;

             (J) the Seller does not enter into or permit any of its material assets to become bound by any Contract;

             (K) the Seller does not incur, assume or otherwise become subject to any material Liability, except for current liabilities (of the type required to be reflected in the "liabilities" column of a balance sheet prepared in accordance with GAAP) incurred in the Ordinary Course of Business;

             (L) the Seller does not change any of its methods of accounting or accounting practices in any respect; and

             (M) the Seller does not enter into any transaction or take any other action that might cause or constitute a Breach of any representation or warranty made by the Stockholder or the Seller in this Agreement or in the Closing Certificate.

         4.2 FILINGS AND CONSENTS. The Stockholder and the Seller shall ensure that: (a) all filings, notices and Consents required to be made, given and obtained in order to consummate the Transactions are made, given and obtained on a timely basis and (b) during the Pre-Closing Period, the Stockholder and the Seller and their respective Representatives cooperate with the Purchaser and with the Purchaser's Representatives, and prepare and make available such documents and take such other actions as the Purchaser may request in good faith, in connection with any filing, notice or Consent that the Purchaser is required or elects to make, give or obtain.

         4.4 NOTIFICATION; UPDATES TO DISCLOSURE SCHEDULE. During the Pre-Closing Period, the Stockholder and the Seller shall promptly notify the Purchaser in writing of: (a) the discovery by the Stockholder or the Seller of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a Breach of any representation or warranty made by the Stockholder or the Seller in this Agreement; (b) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a Breach of any representation or warranty made by the Stockholder or the Seller in this Agreement if (i) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (ii) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (c) any Breach of any covenant or obligation of the Stockholder or the Seller; and (d) any event, condition, fact or circumstance that may make the timely satisfaction of any of the conditions set forth in Section 5 impossible or unlikely. If any event, condition, fact or circumstance that is required to be disclosed pursuant to this Section 4.4 requires any change in the Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Stockholder and the Seller shall promptly deliver to the Purchaser an update to the Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the Disclosure Schedule for the purpose of (i) determining the accuracy of any representation or warranty made by any of the Stockholder or the Seller in this Agreement or in the Closing Certificate, or (ii) determining whether any of the conditions set forth in Section 6 has been satisfied.

         4.5 NONSOLICITATION. The Stockholder and Seller hereby agree that neither the Stockholder, Seller, nor any of their representatives shall directly or indirectly solicit, initiate or encourage or enter into discussions or negotiations regarding, or respond to any inquiries or proposals for, a competitive bid or a proposal from a third party (a) to purchase all or any substantial part of the assets to be acquired in the Transaction, whether in a separate transaction or as part of a plan of reorganization of the Stockholder or the Seller or (b) the whole for any merger, consolidation, liquidation, dissolution or similar transaction involving the assets to be acquired in the Transaction (a "Competing Proposal"). Notwithstanding the foregoing, after the commencement of its Chapter 11 Case, the Stockholder, the Seller and their representatives shall be permitted to respond to inquires or requests for information from any third party interested in submitting a Competing Proposal after such third party demonstrates to the Stockholder's satisfaction the financial wherewithal to consummate the transaction contemplated by the Competing Proposal.

         4.6 BEST EFFORTS. During the Pre-Closing Period, all parties shall use their Best Efforts to cause the conditions set forth in Section 5 to be satisfied on a timely basis.

         4.6 COURT APPROVAL.. The Stockholder covenants and agrees that it will promptly seek an order of the court in the Chapter 11 Case approving the sale, assignment and transfer of the Acquired Assets pursuant to Sections 363 and 365 of the U.S. Bankruptcy Code (the "Sale Order").

         4.8 CONFIDENTIALITY. The Stockholder and the Seller shall ensure that, during the Pre-Closing Period: (a) neither the Seller nor the Stockholder, nor any Representative of the Stockholder or of the Seller, issues or disseminates any press release or other publicity or otherwise makes any disclosure of any nature (to any supplier, customer, landlord, creditor or employee of the Seller or to any other Person) regarding any of the Transactions or the existence or terms of this Agreement, except to the extent that the Seller is required by law to make any such disclosure; and (b) if the Seller is required by law to make any such disclosure, the Stockholder and the Seller advise the Purchaser, at least five business days before making such disclosure, of the nature and content of the intended disclosure.

         4.3 OPERATIONS FOLLOWING CLOSING. Seller agrees that Seller shall not transact any business following the Closing Date except as necessary to wind up its affairs and to be liquidated and dissolved. Prior to the liquidation and dissolution of Seller, all of its Liabilities shall be fully discharged (other than the Assumed Liabilities), including (i) all Liabilities to its current and former employees, (ii) all accounts payable and all short-term and long-term indebtedness relating to its business and (iii) all Taxes.

         4.4 FURTHER ACTIONS. From and after the Closing Date, Seller shall cooperate with Purchaser and Purchaser's affiliates and representatives, and shall execute and deliver such documents and take such other actions as Purchaser may reasonably request for the purpose of evidencing the Transactions and putting Purchaser in possession and control of all of the Purchased Assets. Without limiting the generality of the foregoing, from and after the Closing Date, Seller shall promptly remit to Purchaser any funds that are received by Seller under the Contracts being assigned hereunder. Seller hereby irrevocably authorizes Purchaser to endorse in the name of Seller any check that is made payable to Seller and that represents the payment of any amount due under any such assigned Contract. Seller hereby irrevocably nominates, constitutes and appoints Purchaser as the true and lawful attorney-in-fact of Seller (with full power of substitution) and authorizes Purchaser, in the name of and on behalf of Seller, to execute, deliver, acknowledge, certify, file and record any document, to institute and prosecute any Proceeding and to take any other action that Purchaser may deem appropriate for the purpose of (a) collecting, asserting, enforcing or perfecting any claim, right or interest of any kind that is included in or relates to any of the Purchased Assets, (b) defending or compromising any claim or Proceeding relating to any of the Purchased Assets or
(c) otherwise carrying out or facilitating any of the Transactions. The power of attorney referred to in the preceding sentence is coupled with an interest and shall be irrevocable, and shall survive the liquidation and dissolution of Seller.

         4.5 PUBLICITY. Except for such disclosures as may be required to Seller's employees and shareholders and their respective advisors, Seller shall keep strictly confidential, and Seller shall not use or disclose to any other Person, any non-public document or other information that relates directly or indirectly to the business of Seller, Purchaser or any affiliate of Purchaser.

         4.6 CHANGE OF NAME. Immediately after the Closing, the Seller shall change its name to a name that does not include the word "Prescient" or any variation thereof and that is satisfactory to Purchaser.

         4.7 USE OF PREMISES. For a period ending 60 days after the Closing Date, the Seller and Stockholder shall permit the Purchaser to use, without charge to the Purchaser, the premises located at the 8th Floor of 245 Summer Street, Boston, Massachusetts.

         4.8 RESTRICTIONS ON TRANSFER. Seller agrees not to make any transfer or disposition of all or any portion of the Common Stock issued as consideration pursuant to this Agreement unless and until: (a) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or (b) (A) the transferee has provided a written representation reasonably satisfactory to Seller that such transferee is an accredited investor, as such term is defined in Rule 501 promulgated under the Securities Act, and agrees to be bound by the terms of this Agreement, (B) the Seller shall have notified Purchaser of the proposed disposition and shall have furnished Purchaser with a reasonably detailed statement of the circumstances surrounding the proposed disposition and (C) Seller shall have furnished Purchaser with an opinion of counsel, reasonably satisfactory to Purchaser, that such disposition will not require registration of such shares under the Securities Act; provided, that, routine sales under Rule 144 promulgated under the Securities Act shall not require the delivery of such an opinion by Seller; Purchaser shall, as soon as reasonably practicable following receipt of notice of such sale, instruct its transfer agent to effect such transactions. Each certificate or warrant representing Securities shall (unless otherwise permitted by the provisions of the Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following:

                  "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

         4.15 REGISTRATION RIGHTS.

              (A) PIGGYBACK REGISTRATIONS The Purchaser shall notify the Seller in writing at least fifteen (15) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Purchaser (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to employee benefit plans, "universal shelves" or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act) and, subject and subordinate to any outstanding registration rights with respect to the Purchaser's capital stock, will afford the Seller an opportunity to include in such registration statement all or part of the shares of Purchaser's Common Stock received as consideration pursuant to this Agreement (the "Common Stock"). If Seller desires to include in any such registration statement all or any part of the Common Stock held by it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Purchaser in writing. Such notice shall state the intended method of disposition of the Common Stock by the Seller. If the Seller decides not to include all of its Common Stock in any registration statement thereafter filed by the Company, the Seller shall nevertheless continue to have the right to include any Common Stock in any subsequent registration statement or registration statements as may be filed by the Purchaser with respect to offerings of its securities, all upon the terms and conditions set forth herein.

              (B) UNDERWRITING. If the registration statement under which the Purchaser gives notice under this Section 4.15 is for an underwritten offering, the Purchaser shall so advise the Seller and, in such event, the right of the Seller to be included in a registration pursuant to this Section 4.15 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of the Seller's Common Stock in the underwriting to the extent provided herein. The Seller shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Purchaser. Notwithstanding any other provision of this
Section 4.15, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Purchaser; second, to any other stockholder of the Purchaser which desired to include securities held by it in such offering and which hold registration rights pursuant to written agreements entered into prior to the date hereof, third, to the Seller; and fourth, to any remaining stockholder of the Purchaser on a pro rata basis. No such reduction shall reduce the securities being offered by the Purchaser for its own account to be included in the registration and underwriting. If the Purchaser disapproves of the terms of any such underwriting, then the Purchaser may elect to withdraw therefrom by written notice to the Purchaser and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any shares of Common Stock excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

              (C) RIGHT TO TERMINATE REGISTRATION. The Purchaser shall have the right to terminate or withdraw any registration initiated by it under this
Section 4.15 prior to the effectiveness of such registration whether or the Seller has elected to include securities in such registration.

              (D) TRANSFERABILITY. The Registration Rights granted by this
Section 4.15 shall not be transferable except to a successor in interest to substantially all of Seller's or Stockholder's business and assets.

5.       CONDITIONS TO CLOSING.

         5.1 CONDITIONS APPLICABLE TO ALL PARTIES. The obligations of all of the parties hereto to consummate the Transactions are subject to the satisfaction (or the waiver by the Purchaser, Seller and the Stockholder) of the following conditions at or prior to the Closing:

             (a) Restraining Action. No judgment, order or decree shall have been issued or rendered by any court or other governmental body to restrain or prohibit the Transactions or any material portion of the transactions contemplated hereby.

             (b) Statutory Requirements and Regulatory Approval. All statutory requirements for the valid consummation of the Transactions shall have been fulfilled and all appropriate orders, consents and approvals from all regulatory agencies and other governmental authorities whose order, consent or approval is required by law for the consummation of the Transactions shall have been received.

             (c) Entry of Sale Order. The court in the Chapter 11 Case shall have entered the Sale Order, which order sale have become final and nonappealable.

         5.2 ADDITIONAL CONDITION APPLICABLE TO THE PURCHASER'S OBLIGATIONS. The obligations of the Purchaser to consummate the Transactions are also subject to the satisfaction (or waiver by the Purchaser) of the following condition at or prior to the Closing:

             (a) Representations, Warranties and Covenants. The representations and warranties of Stockholder and the Seller contained in Section 2 that are qualified as to materiality shall be true and correct and such representations and warranties that are not so qualified shall be true and correct in all material respects on the Closing Date and Stockholder and the Seller shall have performed in all material respects all covenants required by this Agreement to be performed by it at or prior to the Closing. Stockholder and the Seller shall have delivered to the Purchaser on the Closing Date a certificate, dated the Closing Date and duly executed by Stockholder and Seller, certifying to the fulfillment of the conditions set forth in this paragraph.

             (b) Material Adverse Change. There shall have been no material adverse change to the business or assets of the Seller.

         5.3 ADDITIONAL CONDITION APPLICABLE TO STOCKHOLDER'S AND SELLER'S OBLIGATIONS. Stockholder's and Seller's obligations to consummate the Transactions are also subject to the satisfaction (or the waiver by Stockholder and the Seller) of the following condition at or prior to closing:

             (a) Representations, Warranties and Covenants. The representations and warranties of the Purchaser contained in Section 3 that are qualified as to materiality shall be true and correct and such representations and warranties that are not so qualified shall be true and correct in all material respects on the Closing Date and the Purchaser shall have performed in all material respects all covenants required by this Agreement to be performed by it at or prior to the Closing. The Purchaser shall have delivered to the Stockholder on the Closing Date a certificate, dated the Closing date and duly executed by the Purchaser, certifying to the fulfillment of the conditions set forth in this paragraph.

6.       INDEMNIFICATION, ETC..

         6.1 SURVIVAL OF REPRESENTATIONS AND COVENANTS.

             (A) Except as set forth in Sections 6.1(a) and (c) and as limited by Section 6.1(b), the representations, warranties, covenants and obligations of each party to this Agreement shall survive (without limitation) the Closing and the sale of the Assets to the Purchaser for six months following the Closing Date.

             (B) Subject to Section 6.1(d), the representations and warranties set forth in Section 2.16 shall expire on the fourth anniversary of the Closing Date; provided, however, that if a Claim Notice (as defined below) relating to any representation or warranty set forth in any of said Sections is given to the Seller or the Stockholder on or prior to the fourth anniversary of the Closing Date, then, notwithstanding anything to the contrary contained in this Section 6.1(c), such representation or warranty shall not so expire, but rather shall remain in full force and effect until such time as each and every claim (including any indemnification claim asserted by any Indemnitee under Section 6.2) that is based directly or indirectly upon, or that relates directly or indirectly to, any Breach or alleged Breach of such representation or warranty has been fully and finally resolved, either by means of a written settlement agreement executed on behalf of the Seller or the Stockholder and the Purchaser or by means of a final, non-appealable judgment issued by a court of competent jurisdiction.

             (C) Notwithstanding anything to the contrary contained in Section 6.1(c) (and without limiting the generality of anything contained in Section 6.1(a)), if the Stockholder or the Seller had knowledge, on or prior to the Closing Date, of any circumstance that constitutes or that has given rise or could be expected to give rise, directly or indirectly, to any Breach of any representation or warranty set forth in Section 2, then such representation or warranty shall not expire, but rather shall remain in full force and effect for an unlimited period of time (regardless of whether any Claim Notice relating to such representation or warranty is ever given).

             (D) For purposes of this Agreement, a "CLAIM NOTICE" relating to a particular representation or warranty shall be deemed to have been given if any Indemnitee, acting in good faith, delivers to the Seller or the Stockholder a written notice stating that such Indemnitee believes that there is or has been a possible Breach of such representation or warranty and containing (i) a brief description of the circumstances supporting such Indemnitee's belief that there is or has been such a possible Breach, and (ii) a non-binding, preliminary estimate of the aggregate dollar amount of the actual and potential Damages that have arisen and may arise as a direct or indirect result of such possible Breach.

             (E) For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule or in any update to the Disclosure Schedule shall be deemed to be a representation and warranty made by the Stockholder and the Seller in this Agreement.

         6.2 INDEMNIFICATION BY THE SELLER.

             (A) The Seller shall hold harmless and indemnify each of the Indemnitees from and against, and shall compensate and reimburse each of the Indemnitees for, any Damages that are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any third-party claim) and that arise directly or indirectly from or as a direct or indirect result of, or are directly or indirectly connected with:

                 (I) any Breach of any of the representations or warranties made by the Stockholder or the Seller in this Agreement (without giving effect to any update to the Disclosure Schedule) or in the Closing Certificate or any of the other Transactional Agreements;

                 (II) any Breach of any representation, warranty, statement, information or provision contained in the Disclosure Schedule or in any other document delivered or otherwise made available to the Purchaser or any of its Representatives by or on behalf of the Stockholder, the Seller or any Representative of the Stockholder or of the Seller;

                 (III) any Breach of any covenant or obligation of the Stockholder or the Seller contained in any of the Transactional Agreements;

                 (IV) any Liability of the Seller or of any Related Party, other than the Assumed Liabilities;

                 (V) any Liability (other than the Assumed Liabilities) to which the Purchaser or any of the other Indemnitees may become subject and that arises directly or indirectly from or relates directly or indirectly to (A) any product produced or sold or any services performed by or on behalf of the Seller, (B) the operation by the Seller of its business, or (C) any failure to comply with any bulk transfer law or similar Legal Requirement in connection with any of the Transactions;

                 (VI) any Proceeding relating directly or indirectly to any Breach, alleged Breach, Liability or matter of the type referred to in clause (i), (ii), (iii), (iv), or (v) above (including any Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section 6).

             (B) Subject to Section 6.2(c), neither the Seller nor the Stockholder shall be required to make any indemnification payment pursuant to
Section 6.2(a)(i) for any Breach of the representations and warranties made by them in this Agreement or in the Closing Certificate until such time as the total amount of all Damages (including the Damages arising from such Breach and all other Damages arising from any other Breaches of any representations or warranties) that have been directly or indirectly suffered or incurred by any one or more of the Indemnitees, or to which any one or more of the Indemnitees has or have otherwise become subject, exceeds $25,000. (If the total amount of such Damages exceeds the $25,000, the Indemnitees shall be entitled to be indemnified against and compensated and reimbursed for the entire amount of such Damages, and not merely the portion of such Damages exceeding $25,000.)

             (C) The limitation on the indemnification obligations of the Stockholder and the Seller that is set forth in Section 6.2(b) shall not apply to any Breach arising directly or indirectly from any circumstance of which any of the Stockholder or the Seller had knowledge on or prior to the Closing Date.

         6.3 INDEMNIFICATION BY PURCHASER.

             (A) The Purchaser shall hold harmless and indemnify the Seller from and against, and shall compensate and reimburse the Seller for, any Damages that are directly or indirectly suffered or incurred by the Seller or to which the Seller may otherwise become subject at any time (regardless of whether or not such Damages relate to any third-party claim) and that arise directly or indirectly from or as a direct or indirect result of, or are directly or indirectly connected with:

                 (I) any failure on the part of the Purchaser to perform and discharge the Assumed Liabilities on a timely basis;

                 (II) any Breach of any representation or warranty made by the Purchaser in this Agreement; or

                 (III) any Proceeding relating directly or indirectly to any failure or Breach of the type referred to in clause (i) or (ii) above (including any Proceeding commenced by the Seller for the purpose of enforcing its rights under this Section 6.3).

             (B) Subject to Section 6.3(c), the Purchaser shall not be required to make any indemnification payment pursuant to Section 6.3(a) for any Breach of any of its representations and warranties until such time as the total amount of all Damages (including the Damages arising from such Breach and all other Damages arising from any other Breaches of its representations or warranties) that have been directly or indirectly suffered or incurred by the Seller, or to which the Seller have otherwise become subject, exceeds $25,000 in the aggregate. (If the total amount of such Damages exceeds $25,000 in the aggregate, the Seller shall be entitled to be indemnified against and compensated and reimbursed for the entire amount of such Damages, and not merely the portion of such Damages exceeding $25,000.)

             (C) The limitation on the indemnification obligations of the Purchaser that is set forth in Section 6.3(b) shall not apply to any Breach arising directly or indirectly from any circumstance of which the Purchaser had knowledge on or prior to the Closing Date.

         6.4 SETOFF. In addition to any rights of setoff or other rights that the Purchaser or any of the other Indemnitees may have at common law or otherwise, the Purchaser shall have the right to withhold and deduct any sum that may be owed to any Indemnitee under this Section 6 from any amount otherwise payable by any Indemnitee to the Seller or the Stockholder. The withholding and deduction of any such sum shall operate for all purposes as a complete discharge (to the extent of such sum) of the obligation to pay the amount from which such sum was withheld and deducted.

         6.5 NONEXCLUSIVITY OF INDEMNIFICATION REMEDIES. The indemnification remedies and other remedies provided in this Section 6 shall not be deemed to be exclusive. Accordingly, the exercise by any Person of any of its rights under this Section 6 shall not be deemed to be an election of remedies and shall not be deemed to prejudice, or to constitute or operate as a waiver of, any other right or remedy that such Person may be entitled to exercise (whether under this

Agreement, under any other Contract, under any statute, rule or other Legal Requirement, at common law, in equity or otherwise).

         6.6 LIMITATIONS. (a) The Seller shall have no liability under this
Section 6 unless a Claim Notice, or notice of facts as to which indemnifiable Damages are expected to be incurred, shall have been given prior to the end of the six month period following the Closing Date, except that after such date any of the Indemnitees may give notice of and may make a claim at any time prior to the fourth anniversary of the Closing Date relating to any inaccuracy of any nature in any representations or warranties made by the Seller in either Section
2.6 or 2.16.

             (b) The Seller shall have no liability under this Section 6 in excess of the Escrow Fund; provided, however, that the Seller may have liability up to but not in excess of the Purchase Price for any inaccuracy of the representations and warranties set forth in Section 2.6 or 2.16.

         6.7 ESCROW. The Escrow Fund shall be retained by the Escrow Agent in accordance with the terms of the Escrow Agreement to reimburse Purchaser for any Damages pursuant to the terms and conditions of this Section 6. Following any final and binding determination (whether by non-objection, agreement or arbitration) that Purchaser is entitled to indemnification or that the Seller is entitled to the conditional consideration set forth in Section 1.2(b)(ii), the Purchaser and the Seller shall promptly execute and deliver to the Escrow Agent a disbursement request instructing the Escrow Agent to deliver the number of shares of Common Stock of the Escrow Fund equal to Purchaser's Damages or the contingent consideration comprising the Escrow Fund. The value of the shares of Common Stock for purposes of indemnity shall be the average closing price for the 30 trading days prior to the date that the distribution request is submitted to the Escrow Agent pursuant to the Escrow Agreement.

         6.8 DEFENSE OF THIRD PARTY CLAIMS. In the event of the assertion or commencement by any Person of any claim or Proceeding (whether against the Purchaser, against any other Indemnitee or against any other Person) with respect to which any of the Stockholder or the Seller may become obligated to indemnify, hold harmless, compensate or reimburse any Indemnitee pursuant to this Section 6, the Purchaser shall have the right, at its election, to designate the Seller or the Stockholder to assume the defense of such claim or Proceeding at the sole expense of the Stockholder and the Seller. If the Purchaser so elects to designate the Seller or the Stockholder to assume the defense of any such claim or Proceeding:

             (A) the Seller or the Stockholder shall proceed to defend such claim or Proceeding in a diligent manner with counsel satisfactory to the Purchaser;

             (B) the Purchaser shall make available to the Seller or the Stockholder, as appropriate, any non-privileged documents and materials in the possession of the Purchaser that may be necessary to the defense of such claim or Proceeding;

             (C) the Seller or the Stockholder, as appropriate, shall keep the Purchaser informed of all material developments and events relating to such claim or Proceeding;

             (D) the Purchaser shall have the right to participate in the defense of such claim or Proceeding;

             (E) the Seller or the Stockholder shall not settle, adjust or compromise such claim or Proceeding without the prior written consent of the Purchaser; and

             (F) the Purchaser may at any time (notwithstanding the prior designation of the Seller or the Stockholder to assume the defense of such claim or Proceeding) assume the defense of such claim or Proceeding.

If the Purchaser does not elect to designate the Seller or the Stockholder to assume the defense of any such claim or Proceeding (or if, after initially designating the Seller or the Stockholder to assume such defense, the Purchaser elects to assume such defense), the Purchaser may proceed with the defense of such claim or Proceeding on its own. If the Purchaser so proceeds with the defense of any such claim or Proceeding on its own:

                 (I) all expenses relating to the defense of such claim or Proceeding (whether or not incurred by the Purchaser) shall be borne and paid exclusively by the Stockholder and the Seller;

                 (II) the Stockholder and the Seller shall make available to the Purchaser any documents and materials in the possession or control of either of the Stockholder or the Seller that may be necessary to the defense of such claim or Proceeding;

                 (III) the Purchaser shall keep the Seller informed of all material developments and events relating to such claim or Proceeding; and

                 (IV) the Purchaser shall have the right to settle, adjust or compromise such claim or Proceeding with the consent of the Seller or the Stockholder; provided, however, that such party shall not unreasonably withhold such consent.

         6.9 EXERCISE OF REMEDIES BY INDEMNITEES OTHER THAN PURCHASER. No Indemnitee (other than the Purchaser or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless the Purchaser (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

7.       SECURITIES LAWS COMPLIANCE

         7.1 INVESTIGATION. The Seller acknowledges that it has had an opportunity to discuss the business, affairs and current prospects of the Purchaser with the Purchaser personnel. The Seller further acknowledges having had access to information about the Purchaser that it has requested or considers necessary for purposes of purchasing the Purchaser's common stock.

         7.2 ACCREDITED INVESTOR. The Seller is an "accredited investor" within the meaning of Rule 501 of the rules and regulations promulgated under the Securities Act of 1933, as amended.

         7.3 PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made with the Seller in reliance upon the Seller's representation to the Purchaser, which by the Seller's execution of this Agreement the Seller hereby confirms, that the Purchaser's common stock issued as consideration pursuant to Section 1.2 hereof will be acquired for investment for the Seller's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same.

         7.4 RESTRICTED SECURITIES. Seller understands that the shares of Purchaser common stock it is acquiring are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Purchaser in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, Seller represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

8.       MISCELLANEOUS PROVISIONS.

         8.1 FURTHER ASSURANCES. Each party hereto shall execute and/or cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the Transactions.

         8.2 FEES AND EXPENSES.

             (A) The Stockholder and the Seller shall bear and pay all fees, costs and expenses (including all legal fees and expenses payable to Jones, Walker, Waechter, Poitevent, Carrere and Denegre, L.L.P.) that have been incurred or that are in the future incurred by, on behalf of or for the benefit of the Stockholder or the Seller in connection with: (i) the negotiation, preparation and review of any letter of intent or similar document relating to any of the Transactions; (ii) the investigation and review conducted by the Purchaser and its Representatives with respect to the business of the Seller (and the furnishing of information to the Purchaser and its Representatives in connection with such investigation and review); (iii) the negotiation, preparation and review of this Agreement (including the Disclosure Schedule), the other Transactional Agreements and all bills of sale, assignments, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the Transactions; (iv) the preparation and submission of any filing or notice required to be made or given in connection with any of the Transactions, and the obtaining of any Consent required to be obtained in connection with any of the Transactions; and (v) the consummation and performance of the Transactions.

             (B) Subject to the provisions of Section 9 (including the indemnification and other obligations of the Seller thereunder), the Purchaser shall bear and pay all fees, costs and expenses (including all legal fees and expenses payable to Cooley Godward LLP) that have been incurred or that are in the future incurred by or on behalf of the Purchaser in connection with: (i) the negotiation, preparation and review of any letter of intent or similar document relating to any of the Transactions; (ii) the investigation and review conducted by the Purchaser and its

Representatives with respect to the business of the Seller; (iii) the negotiation, preparation and review of this Agreement, the other Transactional Agreements and all bills of sale, assignments, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the Transactions; and (iv) the consummation and performance of the Transactions.

             8.3 ATTORNEYS' FEES. If any legal action or other legal proceeding relating to any of the Transactional Agreements or the enforcement of any provision of any of the Transactional Agreements is brought against any party to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

             8.4 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

                 if to the Stockholder:

                                    Martin Schaefer, as agent of the Stockholder
                                    Stone & Webster
                                    245 Summer Street
                                    Boston, MA  02210
                                    Facsimile: (617) 589-1322

                 with copy to:

                                    Douglas N. Currault II
                                    Jones, Walker, Waechter, Poitevent, Carrere
                                      and Denegre, L.L.P.
                                    201 St. Charles Avenue, Suite 5100
                                    New Orleans, LA  70170-5100

                 if to the Seller:
                                    Martin Schaefer
                                    Stone & Webster, Incorporated
                                    245 Summer Street
                                    Boston, MA  02210
                                    Facsimile: (617) 589-1322
                 if to the Purchaser:

                                    Todd Londa
                                    Vice President of Administration and
                                      Controller
                                    Spatial Technology Inc.
                                    2425 55th Street, Suite 100
                                    Boulder, CO  80301
                                    Facsimile:  (303) 544-3003

                 with copy to:

                                    Michael L. Platt
                                    Cooley Godward LLP
                                    2595 Canyon Boulevard, Suite 250
                                    Boulder, CO  80302

         8.5 TIME OF THE ESSENCE. Time is of the essence of this Agreement.

         8.6 HEADINGS. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

         8.7 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

         8.8 GOVERNING LAW; VENUE.

             (A) This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Colorado (without giving effect to principles of conflicts of laws).

             (B) Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in any state or federal court located in the County of Denver, Colorado. Each party to this Agreement:

                 (I) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the County of Denver, Colorado (and each appellate court located in the State of Colorado) in connection with any such legal proceeding;

                 (II) agrees that each state and federal court located in the County of Denver, Colorado shall be deemed to be a convenient forum; and

                 (III) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the

         County of Denver, Colorado any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

             (C) The Stockholder and the Seller agree that, if any Proceeding is commenced against any Indemnitee by any Person in or before any court or other tribunal anywhere in the world, then such Indemnitee may proceed against the Stockholder and the Seller in or before such court or other tribunal with respect to any indemnification claim or other claim arising directly or indirectly from or relating directly or indirectly to such Proceeding or any of the matters alleged therein or any of the circumstances giving rise thereto.

             (D) Nothing in this Section 8.8 shall be deemed to limit or otherwise affect the right of any Indemnitee to commence any legal proceeding against the Stockholder or the Seller in any forum or jurisdiction.

         8.9 SUCCESSORS AND ASSIGNS; PARTIES IN INTEREST.

             (A) This Agreement shall be binding upon: the Seller and its successors and assigns (if any); the Stockholder and its successors and assigns (if any); and the Purchaser and its successors and assigns (if any). This Agreement shall inure to the benefit of: the Seller; the Stockholder; the Purchaser; the other Indemnitees (subject to Section 6.6); and the respective successors and assigns (if any) of the foregoing.

             (B) Other than the obligation to deliver the Purchaser's Common Stock, the Purchaser may freely assign any or all of its rights under this Agreement (including its indemnification rights under Section 6), in whole or in part, to any other Person without obtaining the consent or approval of any other Person. Neither the Seller nor the Stockholder shall be permitted to assign any of its rights or delegate any of its obligations under this Agreement without the Purchaser's prior written consent.

             (C) Except for the provisions of Section 6 hereof, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties to this Agreement and their respective successors and assigns (if any). Without limiting the generality of the foregoing, (i) no employee of the Seller shall have any rights under this Agreement or under any of the other Transactional Agreements, and (ii) no creditor of the Seller shall have any rights under this Agreement or any of the other Transactional Agreements.

         8.10 REMEDIES CUMULATIVE; SPECIFIC PERFORMANCE. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The Stockholder and the Seller agree that: (a) in the event of any Breach or threatened Breach by the Stockholder or the Seller of any covenant, obligation or other provision set forth in this Agreement, the Purchaser shall be entitled (in addition to any other remedy that may be available to it) to (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (ii) an injunction restraining such Breach or threatened Breach; and (b) neither the Purchaser nor any other Indemnitee shall be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or Proceeding.

         8.11 WAIVER.

             (A) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

             (B) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

         8.12 AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of the Purchaser, the Seller and the Stockholder.

         8.13 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

         8.14 ENTIRE AGREEMENT. The Transactional Agreements set forth the entire understanding of the parties relating to the subject matter thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter thereof.

         8.15 KNOWLEDGE. For purposes of this Agreement, a Person shall be deemed to have "knowledge" of a particular fact or other matter if any Representative of such Person has knowledge of such fact or other matter.

         8.16 CONSTRUCTION.

              (A) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

              (B) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

              (C) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

              (D) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

         8.17 COURT APPROVAL. This Agreement is subject to court approval in the Chapter 11 Case and shall not be binding on either the Stockholder pr the Purchaser until entry of the Sale Order.

         The parties to this Agreement have caused this Agreement to be executed and delivered as of June 28, 2000.


                                           PRESCIENT TECHNOLOGIES, INC.
                                            a Delaware corporation

                                           By:

                                           Its:



                                           STONE & WEBSTER, INCORPORATED
                                            a Delaware corporation

                                           By:

                                           Its:



                                           SPATIAL TECHNOLOGY INC.,
                                            a Delaware corporation

                                           By:

                                           Its:

                                   EXHIBIT A

                               CERTAIN DEFINITIONS

         For purposes of the Agreement (including this Exhibit A):

         ACQUISITION TRANSACTION. "Acquisition Transaction" shall mean any transaction involving: (a) the sale or other disposition of all or any portion of the business or assets of the Seller (other than in the Ordinary Course of Business); (b) the issuance, sale or other disposition of (i) any capital stock or other securities of the Seller, (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock or other securities of the Seller, or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other securities of the Seller; or (c) any merger, consolidation, business combination, share exchange, reorganization or similar transaction involving the Seller.

         AGREEMENT. "Agreement" shall mean the Asset Purchase Agreement to which this Exhibit A is attached (including the Disclosure Schedule), as it may be amended from time to time.

         BEST EFFORTS. "Best Efforts" shall mean the efforts that a prudent Person desiring to achieve a particular result would use in order to ensure that such result is achieved as expeditiously as possible.

         BREACH. There shall be deemed to be a "Breach" of a representation, warranty, covenant, obligation or other provision if there is or has been (a) any inaccuracy in or breach (including any inadvertent or innocent breach) of, or any failure (including any inadvertent failure) to comply with or perform, such representation, warranty, covenant, obligation or other provision, or (b) any claim (by any Person) or other circumstance that is inconsistent with such representation, warranty, covenant, obligation or other provision; and the term "Breach" shall be deemed to refer to any such inaccuracy, breach, failure, claim or circumstance.

         CERCLA. "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act.

         CODE. "Code" shall mean the Internal Revenue Code of 1986, as amended.

         COMPARABLE ENTITIES. "Comparable Entities" shall mean Entities (other than the Seller) that are engaged in businesses similar to the business of the Seller.

         CONSENT. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

         CONTRACT. "Contract" shall mean any written, oral, implied or other agreement, contract, understanding, arrangement, instrument, note, guaranty, indemnity, representation, warranty, deed, assignment, power of attorney, certificate, purchase order, work order, insurance policy, benefit plan, commitment, covenant, assurance or undertaking of any nature.

         DAMAGES. "Damages" shall include any loss, damage, injury, decline in value, lost opportunity, Liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including any legal fee, expert fee, accounting fee or advisory fee), charge, cost (including any cost of investigation) or expense of any nature.

         DISCLOSURE SCHEDULE. "Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to the Purchaser on behalf of the Stockholder and the Seller, a copy of which is attached to the Agreement and incorporated in the Agreement by reference.

         EMPLOYEE BENEFIT PLAN. "Employee Benefit Plan" shall have the meaning specified in Section 3(3) of ERISA.

         ENCUMBRANCE. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, equity, trust, equitable interest, claim, preference, right of possession, lease, tenancy, license, encroachment, covenant, infringement, interference, Order, proxy, option, right of first refusal, preemptive right, community property interest, legend, defect, impediment, exception, reservation, limitation, impairment, imperfection of title, condition or restriction of any nature (including any restriction on the transfer of any asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

         ENTITY. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, cooperative, foundation, society, political party, union, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

         ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974.

         ERISA AFFILIATE. "ERISA Affiliate" shall mean any Person that is, was or would be treated as a single employer with any of the Specified Entities under Section 414 of the Code.

         EXCLUDED ASSETS. "Excluded Assets" shall mean the assets identified on Exhibit E (to the extent owned by the Seller on the Closing Date).

         GAAP. "GAAP" shall mean generally accepted accounting principles.

         GOVERNMENTAL AUTHORIZATION. "Governmental Authorization" shall mean any: (a) permit, license, certificate, franchise, concession, approval, consent, ratification, permission, clearance, confirmation, endorsement, waiver, certification, designation, rating, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

         GOVERNMENTAL BODY. "Governmental Body" shall mean any: (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal); (d) multi-national organization or body; or (e) individual, Entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

         HAZARDOUS MATERIAL. "Hazardous Material" shall include: (a) any petroleum, waste oil, crude oil, asbestos, urea formaldehyde or polychlorinated biphenyl; (b) any waste, gas or other substance or material that is explosive or radioactive; (c) any "hazardous substance," "pollutant," "contaminant," "hazardous waste," "regulated substance," "hazardous chemical" or "toxic chemical" as designated, listed or defined (whether expressly or by reference) in any statute, regulation or other Legal Requirement (including CERCLA and any other so-called "superfund" or "superlien" law and the respective regulations promulgated thereunder); (d) any other substance or material (regardless of physical form) or form of energy that is subject to any Legal Requirement which regulates or establishes standards of conduct in connection with, or which otherwise relates to, the protection of human health, plant life, animal life, natural resources, property or the enjoyment of life or property from the presence in the environment of any solid, liquid, gas, odor, noise or form of energy; and (e) any compound, mixture, solution, product or other substance or material that contains any substance or material referred to in clause (a), (b),
(c) or (d) above.

         INDEMNITEES. "Indemnitees" shall mean the following Persons: (a) the Purchaser; (b) the Purchaser's current and future affiliates; (c) the respective Representatives of the Persons referred to in clauses (a) and (b) above; and (d) the respective successors and assigns of the Persons referred to in clauses (a),
(b) and (c) above.

         LEGAL REQUIREMENT. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement, requirement, specification, determination, decision, opinion or interpretation issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Body.

         LIABILITY. "Liability" shall mean any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent,indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

         ORDER. "Order" shall mean any: (a) order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, subpoena, writ or award issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Body or any arbitrator or arbitration panel; or (b) Contract with any Governmental Body entered into in connection with any Proceeding.

         ORDINARY COURSE OF BUSINESS. An action taken by or on behalf of the Seller shall not be deemed to have been taken in the "Ordinary Course of Business" unless:

                  (a) such action is recurring in nature, is consistent with the past practices of the Seller and is taken in the ordinary course of the normal day-to-day operations of the Seller;

                  (b) such action is taken in accordance with sound and prudent business practices;

                  (c) such action is not required to be authorized by the Stockholder of the Seller, the board of directors of the Seller or any committee of the board of directors of the Seller and does not require any other separate or special authorization of any nature; and

                  (d) such action is similar in nature and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal day-to-day operations of Comparable Entities.

         PERSON. "Person" shall mean any individual, Entity or Governmental
Body.

         PRE-CLOSING PERIOD. "Pre-Closing Period" shall mean the period from the date of the Agreement through the Closing Date.

         PROCEEDING. "Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or any arbitrator or arbitration panel.

         PROPRIETARY ASSET. "Proprietary Asset" shall mean any patent, patent application, trademark (whether registered or unregistered and whether or not relating to a published work), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset.

         RELATED PARTY. Each of the following shall be deemed to be a "Related Party": (a) each individual who is, or who has at any time been, an officer of the Seller; (b) each member of the family of each of the individuals referred to in clause (a) above; and (c) any Entity (other than the Seller) in which any one of the individuals referred to in clauses (a) and (b) above holds or held (or in which more than one of such individuals collectively hold or held), beneficially or otherwise, a controlling interest or a material voting, proprietary or equity interest.

         REPRESENTATIVES. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

         SELLER CONTRACT. "Seller Contract" shall mean any Contract: (a) to which the Seller is a party; (b) by which the Seller or any of its assets is or may become bound or under which the Seller has, or may become subject to, any obligation; or (c) under which the Seller has or may acquire any right or interest.

         SELLER PROPRIETARY ASSET. "Seller Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to the Seller or otherwise used by the Seller.

         TAX. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, estimated tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, occupation tax, inventory tax, occupancy tax, withholding tax or payroll tax), levy, assessment, tariff, impost, imposition, toll, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), that is, has been or may in the future be (a) imposed, assessed or collected by or under the authority of any Governmental Body, or (b) payable pursuant to any tax-sharing agreement or similar Contract.

         TAX RETURN. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information that is, has been or may in the future be filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

         TRANSACTIONAL AGREEMENTS. "Transactional Agreements" shall mean: (a) the Agreement; (b) the Escrow Agreement; (c) the Assumption Agreement; (d) the Purchaser Noncompetition Agreement referred to in Section 1.6(b)(iv) of the Agreement; and (e) the Closing Certificate.

         TRANSACTIONS. "Transactions" shall mean (a) the execution and delivery of the respective Transactional Agreements, and (b) all of the transactions contemplated by the respective Transactional Agreements, including: (i) the sale of the Assets by the Seller to the Purchaser in accordance with the Agreement;
(ii) the assumption of the Assumed Liabilities by the Purchaser pursuant to the Assumption Agreement; and (iii) the performance by the Seller, the Stockholder and the Purchaser of their respective obligations under the Transactional Agreements, and the exercise by the Seller, the Stockholder and the Purchaser of their respective rights under the Transactional Agreements.